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                                                                    Exhibit 23.3
                                                                    ------------

               Consent of Ernst & Young LLP, Independent Auditors

         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 1998 with respect to the consolidated financial statements of AnswerSoft, Inc. included in the Registration Statement (Form S-4) and related Joint Proxy Statement and Prospectus of Davox Corporation for the registration of 2,384,452 shares of its common stock.

/s/ Ernst & Young LLP

Ernst & Young LLP
Dallas, Texas

April 1, 1998